Exhibit 99.1

Nevada Gold & Casinos Receives Notice of Non-compliance from NYSE American LLC

LAS VEGAS, NV, May 7, 2019 -- Nevada Gold & Casinos, Inc. (the “Company”) (NYSE MKT: UWN) announced today the Company has received notice from NYSE American LLC (the “Exchange”) that the Exchange has determined that the Company is not in compliance with Section 704 of the NYSE American Company Guide due to the Company’s failure to hold an annual meeting during the fiscal year ended April 30, 2018.

As previously reported, the proposed acquisition of the Company by Maverick Gold LLC (f/k/a Maverick Casinos LLC) has been delayed in order to provide the parties with more time to obtain the approval of the Washington State Gambling Commission.

About Nevada Gold & Casinos

Nevada Gold & Casinos, Inc. (NYSE MKT: UWN) of Las Vegas, Nevada is a developer, owner and operator of 9 gaming operations in Washington (wagoldcasinos.com).

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, satisfaction of the conditions to closing the transaction in the anticipated timeframe or at all, the financing of the transaction, risks related to the financing of the transaction, the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and businesses generally, and the Company’s ability to increase income streams, to grow revenue and earnings, and to obtain additional gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which include, but are not limited to, those identified and described in the Company's public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Contacts:

Nevada Gold & Casinos, Inc.

Michael P. Shaunnessy / James Meier

(702) 685-1000

Preston Graham

Stonegate Capital Partners

(972) 850-2001